EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 14, 2006, relating to the financial statements of Manugistics Group, Inc. and subsidiaries, appearing in the Current Report on Form 8-K/A of JDA Software Group, Inc. filed on September 18, 2006 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement..
Phoenix, Arizona
September 18, 2006